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                                                                       EXHIBIT 5

                                  June 4, 1998

Sysco Corporation
1390 Enclave Parkway
Houston, Texas 77077-2099

     Re:  Form S-3 Registration Statement No. 333-52897

Gentlemen:

     This opinion is rendered in connection with the proposed issue and sale by Sysco Corporation, a Delaware corporation (the "Company"), of up to $500 million aggregate principal amount of debt securities (the "Debt Securities"), to be issued from time to time by the Company upon the terms and conditions set forth in Registration Statement No. 333-52897 on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended. We have acted as counsel for the Company in connection with the preparation of the Registration Statement (including any amendments thereto) and the offering of the Debt Securities by the Company. All capitalized terms used herein that are defined in the Registration Statement have the meanings assigned to such terms therein.

     In rendering the opinions contained herein, we have relied in part upon examination of the Company's corporate records, documents, certificates and other instruments and the examination of such questions of law as we have considered necessary or appropriate for the purpose of this opinion. In connection with expressing these opinions, we have relied as to matters of New York law upon the opinion of Baker & Botts L.L.P., a copy of which opinion is attached as "Exhibit A" hereto. In our opinion, both we as counsel and the Company are justified in relying upon such opinion.

     Based upon the foregoing, we are of the opinion that when (i) the Registration Statement has become effective under the Securities Act, (ii) the terms of the Debt Securities and their issue and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or agreement or instrument then binding on the Company, (iii) the Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture, (iv) the Debt Securities have been issued and sold as contemplated in the Registration Statement, and (v) upon receipt by the Company of payment therefor, the Debt Securities will be legally issued, fully paid and nonassessable and will constitute valid and binding obligations of the Company.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the Prospectus and the caption "Legal Matters" in any Prospectus Supplement forming a part of the Registration Statement to the extent that a "Legal Matters" section is included in such Prospectus Supplement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended.

                                          Very truly yours,

                                          ARNALL GOLDEN & GREGORY, LLP
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                                                                       EXHIBIT A
                                                                          to
                                                                       EXHIBIT 5

                       [BAKER & BOTTS, L.L.P. LETTERHEAD]

                                                                    June 3, 1998




Sysco Corporation
1390 Enclave Parkway
Houston, Texas  77077-2099

Gentlemen:

                 As set forth in the Registration Statement on Form S-3 (Registration No. 333-52897) filed with the Securities and Exchange Commission (the "Commission") on May 15, 1998, as amended through the date hereof (the "Registration Statement"), by Sysco Corporation, a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), relating to $500,000,000 aggregate principal amount of debt securities of the Company (the "Debt Securities") to be issued and sold from time to time pursuant to Rule 415 under the Act, certain legal matters under the laws of the State of New York in connection with the Debt Securities are being passed upon for you by us.

                 In connection with this opinion we have examined the originals, or copies certified or otherwise identified, of (i) the certificate of incorporation and bylaws of the Company, each as amended to date, (ii) the Senior Debt Indenture dated as of June 15, 1995 between the Company and First Union National Bank, as trustee (the "Trustee"), pursuant to which the Debt Securities may be issued (together with any amendments and supplements thereto, the "Senior Debt Indenture"), (iii) the form of Subordinated Indenture to be executed by the Company and the trustee to be named therein, pursuant to which the Debt Securities may be issued (together with any amendments and supplements thereto, the "Subordinated Debt Indenture") and (iv) corporate records of the Company, including minute books of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents, as a basis for the opinions hereinafter expressed. In giving these opinions, we have relied on certificates of officers of the Company with respect to the accuracy of the factual matters contained in those certificates, and we have assumed that all signatures on documents examined by us are genuine, all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies conform to the original copies of those documents and those original copies are authentic.

                 In connection with this opinion, we have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become
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Sysco Corporation                     -2-                           June 3, 1998




effective under the Act, (ii) a prospectus supplement relating to the Registration Statement (the "Prospectus Supplement") will have been prepared and filed with the Commission describing the Debt Securities offered thereby,
(iii) the Senior Debt Indenture has been duly authorized, validly executed and delivered by the Company and the Trustee, (iv) the Senior Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (v) all Debt Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement and (vi) a definitive purchase, underwriting or similar agreement with respect to any Debt Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

                 Based upon and subject to the foregoing, we are of the opinion that:

         1. With respect to Debt Securities to be issued under the Senior Debt Indenture, when (i) the board of directors of the Company or, to the extent permitted by Section 141(c) of the General Corporation Law of the State of Delaware, a duly constituted and acting committee thereof (such board of directors or committee being hereinafter referenced as the "Company Board"), has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters,
(ii) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Debt Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Company Board and (iii) payment of the consideration for such Debt Securities provided for in such agreement has been made, such Debt Securities will be legally issued and will constitute binding obligations of the Company.

         2.      With respect to Debt Securities to be issued under the
Subordinated Debt Indenture, when (i)   the Subordinated Debt Indenture has
been duly authorized, validly executed and delivered by the Company and the trustee thereunder, (ii) the Subordinated Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Company Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Subordinated Debt Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Company Board and (v) payment of the consideration for such Debt Securities provided for in
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Sysco Corporation                     -3-                           June 3, 1998




such agreement has been made, such Debt Securities will be legally issued and will constitute binding obligations of the Company.

                 We hereby consent to the filing of this opinion of counsel as Exhibit A to Exhibit 5 to the Registration Statement. We also consent to the reference to our Firm under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                 The opinions set forth above are limited in all respects to matters of the contract law of the State of New York, to the extent applicable.


                                           Very truly yours,


                                           Baker & Botts, L.L.P.



cc:      Arnall, Golden & Gregory, LLP